Exhibit 99.01

Investor Contact:	Press Contact:
Paul Mansky	Katherine Lane
Sr. Director Corporate Development & Investor Relations	Sr. Director Corporate & Marketing Communications
+1 714 885-2888	+1 714 885-3828
paul.mansky@emulex.com	katherine.lane@emulex.com

EMULEX ANNOUNCES PRELIMINARY FISCAL 2014 FOURTH QUARTER AND ANNUAL RESULTS

COSTA MESA, Calif., August 7, 2014 ─ Emulex Corporation (NYSE:ELX), a leader in network connectivity, monitoring and management, today announced preliminary earnings results for the fourth quarter and fiscal year ending June 29, 2014.

Fourth Quarter Financial Highlights

•	Total revenue of $99.8 million was at the high end of the prior guidance range, aided by sequential growth in Fibre Channel host products.

•	Non-GAAP diluted earnings of $0.07 and a GAAP loss of $0.19 per share as compared to guidance of $0.00 - $0.05 and a loss of $0.16 - $0.21, respectively.

•	Non-GAAP gross margins of 66%, unchanged sequentially and up 100 basis points year-over-year, with GAAP gross margins of 58%, unchanged over both periods.

•	Cash, cash equivalents and investments at the end of the quarter of $158.4 million.

•	Diluted share count of 77.8 million shares in the fourth quarter, down from 93.5 million at the end of the first quarter of fiscal 2014.

“I’m very pleased with the operational execution by the Emulex team during the fourth quarter. We achieved the high end of our revenue guidance, and with the completion of the closure of the Bolton engineering facility, we have accomplished the reduction in our operating expenses that we announced back in November. This, combined with strong gross margins helped us exceed the high end of our earnings per share guidance,” commented Jeff Benck, president and CEO, Emulex. “We experienced good recovery in our Fibre Channel business in the quarter with sequential revenue growth. Based on reported results to date, we expect to demonstrate more than two points of Fibre Channel market share gain in the quarter.”

“As we look forward, we believe that we should benefit from two major server upgrade cycles this year, IBM Power 8 and the Intel Grantley refresh. With this new Intel design cycle nearing completion, Emulex has significantly broadened its design win footprint in Ethernet from a concentration among two OEMs to now include offerings from all of the top eight server OEMs as well as the leading open compute ODMs,” Benck concluded.

Preliminary FY’14 Q4 Earnings Results
August 7, 2014

Business Outlook

Although actual results may vary depending on a variety of factors, including those listed in the Safe Harbor Statement below and our filings with the SEC, Emulex is forecasting total net revenues in the range of $93 - $99 million. The Company expects first quarter non-GAAP earnings of $0.07 - $0.11 and a GAAP loss of $0.07 - $0.11 per share. GAAP estimates for the first quarter reflect approximately $0.18 per diluted share in expected charges arising primarily from amortization of intangibles, stock-based compensation, royalties, mitigation expenses and license fees associated with the Broadcom patent litigation, the accretion of debt discount on outstanding convertible senior notes, and the tax effects and the impact of our U.S. GAAP tax valuation allowance associated with these items. Reconciliation between GAAP and non-GAAP results is included in the accompanying financial data.

Fourth Quarter Business Highlights

•
Deepened Lenovo relationship with new 10Gb Ethernet and 16Gb Fibre Channel solutions for Lenovo ThinkServer rack and tower servers and was awarded the Lenovo Outstanding Quality supplier award for the second time in three years.

•	Announced next generation 10GbE converged adapters as EMC E-Lab qualified for use with solutions including EMC VNX and the new VMAX[3] storage arrays.

•
Unveiled next generation 10Gb and 40Gb Ethernet solutions featuring advanced packet processing, enabling the telecommunications market to lower costs and scale flexibility by accelerating the deployment of Network Functions Virtualization (NFV) for the mobile, cloud-enabled world.

•
Commenced a strategic partnership with Compuware to deliver integrated best-of-breed application-aware network performance management (AA-NPM) and network monitoring solutions using Compuware’s Data Center Real-User Monitoring (DC RUM) and EndaceProbe™ Intelligent Network Recorders (INRs).

Preliminary FY’14 Q4 Earnings Results
August 7, 2014

EMULEX CORPORATION AND SUBSIDIARIES Condensed Consolidated Statements of Operations (unaudited, in thousands, except per share data)
	Three Months Ended		Twelve Months Ended
	June 29,	June 30,	June 29,	June 30,
	2014	2013	2014	2013
Net revenues	$99,775	$120,369	$447,333	$478,567

Cost of sales:
Cost of goods sold	34,330	42,917	153,994	173,004
Amortization of core and developed technology intangible assets	6,277	6,025	24,916	21,800
Expenses related to the Broadcom patents	1,593	1,587	7,426	4,963
Cost of sales	42,200	50,529	186,336	199,767
Gross profit	57,575	69,840	260,997	278,800

Operating expenses:
Engineering and development	36,359	46,202	155,909	168,446
Selling and marketing	20,467	20,550	77,757	66,235
General and administrative	8,666	9,872	41,115	38,893
Amortization of other intangible assets	1,584	1,559	6,375	5,935
Total operating expenses	67,076	78,183	281,156	279,509

Operating loss	(9,501)	(8,343)	(20,159)	(709)

Non-operating loss:
Interest income	1	11	26	34
Interest expense	(2,354)	(13)	(5,860)	(24)
Other income (expense), net	(75)	(40)	(193)	(4,884)
Total non-operating loss	(2,428)	(42)	(6,027)	(4,874)

Loss before income taxes	(11,929)	(8,385)	(26,186)	(5,583)

Income tax provision (benefit)	2,736	(3,775)	3,346	(369)

Net loss	$(14,665)	$(4,610)	$(29,532)	$(5,214)

Net loss per share:
Basic	$(0.19)	$(0.05)	$(0.35)	$(0.06)
Diluted	$(0.19)	$(0.05)	$(0.35)	$(0.06)

Number of shares used in net loss per share computations:
Basic	76,459	91,084	83,917	90,271
Diluted	76,459	91,084	83,917	90,271

Preliminary FY’14 Q4 Earnings Results
August 7, 2014

EMULEX CORPORATION AND SUBSIDIARIES Condensed Consolidated Balance Sheets (unaudited, in thousands)
	June 29,	June 30,
	2014	2013
Assets

Current assets:
Cash and cash equivalents	$158,439	$105,637
Accounts receivable, net	76,974	82,363
Inventories	25,831	23,897
Prepaid income taxes	2,839	10,166
Prepaid expenses and other current assets	17,190	14,113
Deferred income taxes	223	3,137
Total current assets	281,496	239,313

Property and equipment, net	59,908	62,415
Goodwill and intangible assets, net	356,526	387,817
Other assets	19,993	21,164
	$717,923	$710,709

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$25,762	$27,725
Accrued and other current liabilities	42,183	43,861
Total current liabilities	67,945	71,586

Convertible senior notes	146,478	—
Other liabilities	6,842	4,924
Deferred income taxes	15,550	17,048
Accrued taxes	26,462	29,526
Total liabilities	263,277	123,084

Total stockholders’ equity	454,646	587,625
	$717,923	$710,709

Preliminary FY’14 Q4 Earnings Results
August 7, 2014

EMULEX CORPORATION AND SUBSIDIARIES Condensed Consolidated Statement of Cash Flows (unaudited, in thousands)
	Twelve Months Ended
	June 29,	June 30,
	2014	2013

Cash flows from operations:
Net (loss) income	$(29,532)	$(5,214)
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	50,327	45,935
Stock based compensation	15,257	21,802
Deferred income taxes	1,428	1,886
Other reconciling items	2,490	(209)
Changes in assets and liabilities	7,813	(53,603)
Net cash provided by (used in) operating activities	47,783	10,597

Cash flows from investing activities:
Investment in property and equipment, net	(15,983)	(15,696)
Acquisitions, net of cash acquired	—	(107,709)
Maturities of (proceeds from) investments, net	—	28,939
Net cash provided by (used in) investing activities	(15,983)	(94,466)

Cash flows from financing activities:
Issuance of convertible senior notes	175,000	—
Repurchase of common stock	(150,000)	—
Non-controlling interest	—	(11,828)
Other	(4,459)	628
Net cash provided by (used in) financing activities	20,541	(11,200)

Effect of exchange rates on cash and cash equivalents	461	(342)

Net increase (decrease) in cash & cash equivalents	52,802	(95,411)
Opening cash balance	105,637	201,048
Ending cash balance	$158,439	$105,637

Preliminary FY’14 Q4 Earnings Results
August 7, 2014

EMULEX CORPORATION AND SUBSIDIARIES
Supplemental Information

Reconciliation of GAAP Net Loss to Non-GAAP Net Income:

($000s)	Three Months Ended		Twelve Months Ended
	June 29,	June 30,	June 29,	June 30,
	2014	2013	2014	2013
GAAP net loss as presented above	$(14,665)	$(4,610)	$(29,532)	$(5,214)
GAAP loss per share as presented above	$(0.19)	$(0.05)	$(0.35)	$(0.06)
Shares used in GAAP loss per share computations	76,459	91,084	83,917	90,271

Items excluded from GAAP net loss to calculate non-GAAP net income:
Amortization of intangibles:
Cost of sales	6,277	6,025	24,916	21,800
Amortization of intangibles (operating expense)	1,584	1,559	6,375	5,935
Total amortization of intangibles	7,861	7,584	31,291	27,735
Stock-based compensation:
Cost of sales	198	269	667	1,013
Engineering and development	1,271	2,284	5,550	9,802
Selling and marketing	891	1,017	3,929	3,593
General and administrative	671	1,964	5,111	7,393
Total stock-based compensation	3,031	5,534	15,257	21,801
Site closure and other restructuring costs:
Cost of sales	(6)	45	296	45
Engineering and development	263	1,728	5,688	1,728
Selling and marketing	1,348	591	2,473	591
General and administrative	581	340	1,981	340
Total site closure and other restructuring costs	2,186	2,704	10,438	2,704
Expenses related to the Broadcom patents:
Cost of sales	1,593	1,587	7,426	4,963
Engineering and development	(271)	3,809	2,132	6,948
Selling and marketing	1,154	—	1,979	—
General and administrative	22	307	5,347	1,658
Total expenses related to the Broadcom patents	2,498	5,703	16,884	13,569
Expenses related to the acquisition of Endace:
Cost of sales	—	349	—	858
Engineering and development	—	116	—	275
Selling and marketing	—	69	21	85
General and administrative	(39)	328	282	3,176
Non-operating income	—	—	—	4,692
Total expenses related to the acquisition of Endace	(39)	862	303	9,086
Expenses related to class action lawsuit:
General and administrative	18	—	18	—
Total expenses related to class action lawsuit	18	—	18	—
IRS NOPA:
General and administrative	762	—	934	—
Total IRS NOPA	762	—	934	—
Accretion of debt discount on convertible senior notes	1,587	—	3,914	—
Tax impact of above items and U.S. GAAP tax valuation allowance	2,563	(3,779)	(875)	(2,752)
Impact on GAAP net loss	20,467	18,608	78,164	72,143

Non-GAAP net income	$5,802	$13,998	$48,632	$66,929
Non-GAAP diluted earnings per share	$0.07	$0.15	$0.57	$0.73
Diluted shares used in non-GAAP earnings per share computations	77,784	92,842	85,583	92,171

Preliminary FY’14 Q4 Earnings Results
August 7, 2014

Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin:
	Three Months Ended		Twelve Months Ended
($000s)	June 29,	June 30,	June 29,	June 30,
	2014	2013	2014	2013
Revenue	$99,775	$120,369	$447,333	$478,567

GAAP gross margin	57,575	69,840	260,997	278,800
GAAP gross margin %	57.7%	58.0%	58.3%	58.3%

Items excluded from GAAP gross margin to calculate non-GAAP gross margin:
Amortization of intangibles	6,277	6,025	24,916	21,800
Stock-based compensation	198	269	667	1,013
Site closure and other restructuring costs	(6)	45	296	45
Expenses related to the Broadcom patents	1,593	1,587	7,426	4,963
Expenses related to the acquisition of Endace	—	349	—	858
Impact on gross margin	8,062	8,275	33,305	28,679

Non-GAAP gross margin	$65,637	$78,115	$294,302	$307,479
Non-GAAP gross margin %	65.8%	64.9%	65.8%	64.2%

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses:
	Three Months Ended		Twelve Months Ended
	June 29,	June 30,	June 29,	June 30,
($000s)	2014	2013	2014	2013

GAAP operating expenses, as presented above	$67,076	$78,183	$281,156	$279,509

Items excluded from GAAP operating expenses to calculate non-GAAP operating expenses:
Amortization of other intangibles	(1,584)	(1,559)	(6,375)	(5,935)
Stock-based compensation	(2,833)	(5,265)	(14,590)	(20,788)
Site closure and other restructuring costs	(2,192)	(2,659)	(10,142)	(2,659)
Expenses related to the Broadcom patents	(905)	(4,116)	(9,458)	(8,606)
Expenses related to the acquisition of Endace	39	(513)	(303)	(3,536)
Expenses related to class action lawsuit	(18)	—	(18)	—
IRS NOPA	(762)	—	(934)	—
Impact on operating expenses	(8,255)	(14,112)	(41,820)	(41,524)
Non-GAAP operating expenses	$58,821	$64,071	$239,336	$237,985

Preliminary FY’14 Q4 Earnings Results
August 7, 2014

Reconciliation of GAAP Operating Loss to Non-GAAP Operating Income:
	Three Months Ended		Twelve Months Ended
($000s)	June 29,	June 30,	June 29,	June 30,
	2014	2013	2014	2013

GAAP operating loss as presented above	$(9,501)	$(8,343)	$(20,159)	$(709)

Items excluded from GAAP operating loss to calculate non-GAAP operating income:
Amortization of intangibles	7,861	7,584	31,291	27,735
Stock-based compensation	3,031	5,534	15,257	21,801
Site closure and other restructuring costs	2,186	2,704	10,438	2,704
Expenses related to the Broadcom patents	2,498	5,703	16,884	13,569
Expenses related to the acquisition of Endace	(39)	862	303	4,394
Expenses related to class action lawsuit	18	—	18	—
IRS NOPA	762	—	934	—
Impact on operating loss	16,317	22,387	75,125	70,203
Non-GAAP operating income	$6,816	$14,044	$54,966	$69,494

Guidance for Three Months Ending September 28, 2014

Non-GAAP diluted earnings per share guidance	$0.07 - $0.11

Items excluded, net of tax, from non-GAAP diluted earnings per share to calculate GAAP loss per share guidance:
Amortization of intangibles	(0.10)
Stock-based compensation	(0.04)
Expenses related to the Broadcom patents	(0.03)
Accretion of debt discount on convertible senior notes	(0.02)
Tax impact of above items and U.S. GAAP tax valuation allowance	0.01

GAAP loss per share guidance	($0.07 - $0.11)

Preliminary FY’14 Q4 Earnings Results
August 7, 2014

Historical Net Revenue by Product Lines:
($000s)	Q4 FY 2014 Revenues	% Total Revenues	Q4 FY 2013 Revenues	% Total Revenues	% Change

Network Connectivity Products	$75,850	76%	$82,943	69%	(9)%
Storage Connectivity and Other Products	16,850	17%	29,115	24%	(42)%
Emulex Connectivity Division	$92,700	93%	$112,058	93%	(17)%
Network Visibility Products	7,075	7%	8,311	7%	(15)%
Total net revenues	$99,775	100%	$120,369	100%	(17)%

Historical Net Revenues by Channel:
($000s)	Q4 FY 2014 Revenues	% Total Revenues	Q4 FY 2013 Revenues	% Total Revenues	% Change

Revenues from OEM customers	$82,995	83%	$101,342	84%	(18)%
Revenues from distribution	13,646	14%	14,107	12%	(3)%
Other	3,134	3%	4,920	4%	(36)%
Total net revenues	$99,775	100%	$120,369	100%	(17)%

Historical Net Revenues by Territory:
($000s)	Q4 FY 2014 Revenues	% Total Revenues	Q4 FY 2013 Revenues	% Total Revenues	% Change

Asia-Pacific	$61,469	61%	$68,297	57%	(10)%
United States	22,707	23%	33,881	28%	(33)%
Europe, Middle East and Africa	14,752	15%	16,537	14%	(11)%
Rest of world	847	1%	1,654	1%	(49)%
Total net revenues	$99,775	100%	$120,369	100%	(17)%

Preliminary FY’14 Q4 Earnings Results
August 7, 2014

Note Regarding Non-GAAP Financial Information

To supplement the condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we have included the following non-GAAP financial measures in this press release or in the webcast to discuss our financial results for the fourth fiscal quarter which may be accessed via our website at www.emulex.com: (i) non-GAAP gross margin, (ii) non-GAAP operating expenses, (iii) non-GAAP operating income, (iv) non-GAAP net income, and (v) non-GAAP diluted earnings per share. These non-GAAP financial measures exclude certain expenses and reflect an additional way of viewing aspects of our operations that, when viewed with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our results of operations and the factors and trends affecting our business. However, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. We use our non-GAAP financial measures internally to better understand and evaluate our business, prepare annual budgets, and in measuring performance for some forms of compensation.

Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Amortization of intangibles. Amortization of intangibles generally represents costs incurred by an acquired company or other third party to build value prior to our acquisition of the intangible assets. As such, it is effectively part of the transaction costs of the acquisition rather than ongoing costs of operating our core business. As a result, we believe that exclusion of these costs in presenting non-GAAP financial measures provides management and investors a more effective means of evaluating its historical performance and projected costs and the potential for realizing cost efficiencies within our core business. Amortization of intangibles will recur in future periods.

Stock-based compensation. Although stock-based compensation represents an important part of incentive compensation offered to our key employees, we believe that exclusion of the impact of stock-based compensation assists management and investors in evaluating the period over period performance of our business operations and in comparing our performance with those of our competitors. Stock-based compensation expense will recur in future periods.

Site closure and other restructuring costs. We have recognized expenses related to an organizational restructure including closure and consolidation of certain facilities, as well as severance and related costs. We believe that exclusion of these expenses is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that expenses of this type may be incurred in future periods but are generally infrequent in nature.

Patent litigation damages, license fees and royalties related to the Broadcom patents. We have incurred expenses in the form of damages, sunset period royalties and settlement costs as a result of a judgment in a patent litigation proceeding with Broadcom and the related partial settlement and worldwide license agreement executed on July 3, 2012 (the Release Agreement). We believe that exclusion of these cost of sales expenses related to the Broadcom patents is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that expenses of this type are generally unrelated to our core business and/or infrequent in nature but will continue in future periods.

Dismissal Agreement and mitigation expenses related to the Broadcom patents. Effective March 30, 2014, we have entered into a Dismissal and Standstill Agreement (Dismissal Agreement) agreeing to pay Broadcom, a non-refundable, non-cancelable dismissal and standstill fee of $5 million. We have recognized mitigation expenses related to the Broadcom patents. We believe that exclusion of these operating expenses related to the Broadcom patents is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that expenses of this type are generally unrelated to our core business and/or infrequent in nature but will continue in future periods.

Expenses related to the acquisition of Endace Limited. We have incurred various expenses in connection with our acquisition of Endace Limited including but not limited to legal fees, accounting fees, the mark-up on acquired

Preliminary FY’14 Q4 Earnings Results
August 7, 2014

inventory, severance costs and realized translation loss. We believe that exclusion of these charges is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors, as these expenditures do not reflect a continuing cost of operating our current core business. In this regard, we note that expenses of this type relate to the acquisition of an operating business and, as such, are infrequent in nature but may occur in future periods in the event we make a material acquisition.

Expenses related to class action lawsuit. We have incurred expenses related to a class action lawsuit. We believe that exclusion of these expenses is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that expenses of this type are infrequent in nature.

IRS NOPA Expenses. We have incurred various legal and accounting expenses related to the receipt and our response to the Notice of Proposed Adjustment (NOPA) received from the Internal Revenue Service in March of 2014. We disagree with the IRS’ proposed adjustments and the basis for its positions, and will administratively appeal to the IRS Appeals Office. We believe that exclusion of these expenses is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that expenses of this type are infrequent in nature but will continue in future periods until these audits are resolved.

Accretion of debt discount on convertible senior notes. We have accreted debt discount in connection with the convertible senior notes. We believe that exclusion of this expense is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that expenses of this type are generally unrelated to our core business but will continue in future periods until maturity of the convertible senior notes.

Valuation allowance for U.S. federal and state deferred tax assets. The Company has concluded that it is more likely than not that we will be unable to fully utilize the majority of our U.S. federal and state deferred tax assets. As a result, the Company has previously recorded a valuation allowance against those assets to the extent that they cannot be realized through net operating loss carrybacks to prior tax years.  We believe that eliminating the impact of a discrete adjustment of this nature and its continuing impact on our effective tax rate is useful to management and investors in evaluating the performance of the Company’s ongoing operations on a period-to-period basis and relative to the Company’s competitors.  In this regard, we note that adjustments of this type are generally infrequent in nature.

- - - - - - - - -

"Safe Harbor'' Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above, contain forward-looking statements that involve risk and uncertainties. We expressly disclaim any obligation or undertaking to release publicly any updates or changes to these forward-looking statements that may be made to reflect any future events or circumstances. We wish to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include the possibility that all or a substantial portion of the cost savings targeted by us will not be realized on a timely basis or at all even though we expect to incur charges relating to the cost saving initiative and that the share repurchases implemented by us may not be completed in whole or in part or within the expected timeframe. The assumptions on which the cost savings, share repurchase and capital return goals and expectations are based necessarily involve judgments with respect to, among other things, economic, competitive and financial market conditions and the impact of the cost savings initiative on our customers, all of which are difficult or impossible to predict and many of which are beyond the Company’s control. Furthermore, our changes to the membership of our board of directors may not have the desired effect in helping us achieve and implement our business and strategic goals. These factors also include the possibility that we may not realize the anticipated benefits from the acquisition of Endace Limited on a timely basis or at all, and may be unable to integrate the technology, operations and personnel of Endace into our existing operations in a timely and efficient manner. In addition, intellectual property claims, with or without merit, could result in costly litigation, cause product shipment delays, require us to indemnify customers, or require us to enter into royalty or licensing agreements, which may or may not be available. Furthermore, we have in the past obtained, and may be required in the future to obtain, licenses of technology owned by other parties. We cannot be certain that

Preliminary FY’14 Q4 Earnings Results
August 7, 2014

the necessary licenses will be available or that they will be obtainable on commercially reasonable terms. If we were to fail to obtain such royalty or licensing agreements in a timely manner and on reasonable terms, our business, results of operations and financial condition could be materially adversely affected. Lawsuits present inherent risks, any of which could have a material adverse effect on our business, financial condition, or results of operations. Such potential risks include continuing expenses of litigation, loss of patent rights, monetary damages, injunctions against the sale of products incorporating the technology in question, counterclaims, attorneys’ fees, incremental costs associated with product or component redesigns, liabilities to customers under reimbursement agreements or contractual indemnification provisions, and diversion of management’s attention from other business matters. In addition, the fact that the economy generally, and the network connectivity and visibility market segments specifically, have been in a state of uncertainty makes it difficult to determine if past experience is a good guide to the future and makes it impossible to determine if markets will grow or shrink in the short term. Continued weakness in domestic and worldwide macro-economic conditions, currency exchange rate fluctuations, potential disruptions in world credit and equity markets, and the resulting economic uncertainty for our customers, as well as the overall network connectivity and visibility markets, has and could continue to adversely affect our revenues and results of operations. As a result of these uncertainties, we are unable to predict our future results with any accuracy. Other factors affecting these forward-looking statements include but are not limited to the following: faster than anticipated declines in the storage networking market, slower than expected growth of the converged networking market or the failure of our Original Equipment Manufacturer (OEM) customers to successfully incorporate our products into their systems; our dependence on a limited number of customers and the effects of the loss of, decrease in or delays of orders by any such customers, or the failure of such customers to make timely payments; the emergence of new or stronger competitors as a result of consolidation movements in the market; the timing and market acceptance of our products or our OEM customers’ new or enhanced products; costs associated with entry into new areas of the network connectivity and visibility markets; the variability in the level of our backlog and the variable and seasonal procurement patterns of our customers; any inadequacy of our intellectual property protection and the costs of actual or potential third-party claims of infringement and any related indemnity obligations or adverse judgments; the effect of any actual or potential unsolicited offers to acquire us; proxy contests or the activities of activist investors; impairment charges, including but not limited to goodwill and intangible assets; changes in tax rates or legislation; the effects of acquisitions; the effects of terrorist activities, natural disasters, and any resulting disruption in our supply chain or customer purchasing patterns or any other resulting economic or political instability; the highly competitive nature of the markets for our products as well as pricing pressures that may result from such competitive conditions; the effect of rapid migration of customers towards newer, lower cost product platforms; transitions from board or box level to application specific integrated circuit (ASIC) solutions for selected applications; a shift in unit product mix from higher-end to lower-end or mezzanine card products; a faster than anticipated decrease in the average unit selling prices or an increase in the manufactured cost of our products; delays in product development; our reliance on third-party suppliers and subcontractors for components and assembly; our ability to attract and retain key technical personnel; our ability to benefit from our research and development activities as well as government grants related thereto; our dependence on international sales and internationally produced products; changes in accounting standards; and any resulting regulatory changes on our business. These and other factors could cause actual results to differ materially from those in the forward-looking statements and are discussed in our filings with the Securities and Exchange Commission, including our recent filings on Forms 10-K and 10-Q, under the caption “Risk Factors.”
About Emulex
Emulex, a leader in network connectivity, monitoring and management, provides hardware and software solutions for global networks that support enterprise, cloud, government and telecommunications. Emulex’s products enable unrivaled end-to-end application visibility, optimization and acceleration. The Company's I/O connectivity offerings, including its line of ultra high-performance Ethernet and Fibre Channel-based connectivity products, have been designed into server and storage solutions from leading OEMs, including Cisco, Dell, EMC, Fujitsu, Hitachi, HP, Huawei, IBM, NetApp and Oracle, and can be found in the data centers of nearly all of the Fortune 1000. Emulex’s monitoring and management solutions, including its portfolio of network visibility and recording products, provide organizations with complete network performance management at speeds up to 100Gb Ethernet. Emulex is headquartered in Costa Mesa, Calif., and has offices and research facilities in North America, Asia and Europe. For more information about Emulex (NYSE:ELX) please visit http://www.Emulex.com.

Preliminary FY’14 Q4 Earnings Results
August 7, 2014

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This news release refers to various products and companies by their trade names. In most, if not all, cases these designations are claimed as trademarks or registered trademarks by their respective companies.